Exhibit 21


DEPOSIT GUARANTY CORP.
LIST OF SUBSIDIARIES

The following is a list of all subsidiaries of the Company as of December 31, 1997, and the jurisdiction in which they were organized. Each subsidiary does business under its own name.


NAME                                               JURISDICTION WHERE ORGANIZED

Deposit Guaranty National Bank                       United States of America
Deposit Guaranty Mortgage Company of
   Florida, Inc. (inactive)                          Florida
G & W Life Insurance Company                         Mississippi
Deposit Guaranty Louisiana Corp.                     Louisiana
CNC Acquisition Corp. (inactive)                     Louisiana
Deposit Guaranty Mortgage Company                    Mississippi
Maxiprop, Inc.                                       Mississippi
First Mortgage Corp.                                 Nebraska
Deposit Guaranty Investments, Inc.                   Mississippi
Deposit Guaranty Student Loans, Inc.                 Alabama
Deposit Guaranty Leasing Company                     Mississippi
Commercial National Investment Services, Inc.        Louisiana
McAfee Mortgage & Investment Company                 Texas
DG Nebraska Corp.                                    Nebraska
Deposit Guaranty Mortgage Services, Inc.             Mississippi
ParkSouth Corporation                                Mississippi
665 Florida Street Corp.                             Louisiana
Roberts & Eastland (A Louisiana Partnership)         Louisiana
Roberts, Eastland & Persac Insurance Agency, L.L.C.  Louisiana









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